    As filed with the Securities and Exchange Commission on October 10, 2000
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  8731                                13-3647113
(State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification No.)
incorporation or organization)            Classification Code Number)

                         1201 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN MONAHAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  AVIGEN, INC.
                         1201 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------

                                   Copies to:

                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE              AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
     REGISTERED(1)                     REGISTERED(1)     PRICE PER SHARE (2)            OFFERING PRICE (2)         REGISTRATION
                                                                                                                       FEE (2)
Common Stock, $.001 par value....
Preferred Stock, $.001 par value.
Warrants.........................
                                      ---------------                                    ------------------           -------
Total............................     $120,000,000(3)                                    $120,000,000(4)(5)           $31,680

(1) Also includes such indeterminate number of shares of Common Stock and/or Preferred Stock as may be issued upon conversion or exercise of any Preferred Stock and/or Warrants that provide for conversion or exercise into other securities.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) Pursuant to General Instruction II.D of Form S-3, not specified as to each class and/or series of securities to be registered.

(4)  Represents the aggregate (i) issue price of Preferred Stock or Warrants,
     (ii) amount used when computing the registration fee pursuant to Rule 457(c) for Common Stock, (iii) liquidation preference of any Preferred Stock and (iv) exercise price of any securities issuable upon exercise of Warrants.

(5) No separate consideration will be received for any Common Stock issuable upon conversion of Preferred Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 2000

                                  AVIGEN, INC.

           BY THIS PROSPECTUS, WE MAY OFFER UP TO $120,000,000 OF OUR

                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS

Our common stock is listed on the Nasdaq National Market under the symbol "AVGN." On October 9, 2000 the closing sale price of a share of our common stock, as reported on the Nasdaq National Market, was $42.19.

THE SECURITIES OFFERED OR SOLD UNDER THIS PROSPECTUS HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We will provide the specific terms of the securities offered in a supplement to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

This investment involves a high degree of risk. See "Risk Factors" in the supplement to this prospectus.

We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

                The date of this prospectus is _________ , 2000.

                                TABLE OF CONTENTS

                                                              PAGE
About this Prospectus.....................................     2
About Avigen..............................................     3
Risk Factors..............................................     5
Use of Proceeds...........................................     5
General Description of Securities.........................     5
Plan of Distribution......................................     7
Legal Matters.............................................     8
Experts...................................................     8
Where You Can Get More Information........................     8
Incorporation By Reference................................     9


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time offer up to $120,000,000 in the aggregate of (a) shares of common stock, $0.001 par value per share, of Avigen, (b) shares of preferred stock, $0.001 par value per share, of Avigen, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale. The common stock, preferred stock and warrants are collectively referred to herein as "securities." The securities offered pursuant to this prospectus may be issued in one or more series of issuances and the aggregate offering price of the securities will not exceed $120,000,000 (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by Avigen).

     Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

     The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Get More Information." This prospectus may not be used to consummate sales of Securities unless accompanied by a prospectus supplement.


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

                                  ABOUT AVIGEN

     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section. In addition, we incorporate by reference important business and financial information in this prospectus.

OVERVIEW

     We are a leader in the development of gene therapy products for the treatment of inherited diseases. We are developing our proprietary adeno-associated virus vector technology, known as "AAV vectors," to deliver DNA to patients that are suffering from genetic diseases. AAV vectors are a relatively new system for gene therapy. We believe our AAV vectors can be used to deliver genes for the treatment of hemophilia, Gaucher disease, Parkinson's disease and b-thalassemia.

     All of our products in development are based on our proprietary gene delivery technology in AAV vectors. Adeno-associated virus, or "AAV," is a common, harmless human virus present in over 90% of the human population. AAV vectors take advantage of the natural efficiency with which viruses deliver genes to cells without the safety concerns of disease-related viruses.

     We believe our AAV vector gene therapy approach offers novel treatment alternatives for diseases that are currently poorly addressed. We believe benefits of our AAV vector gene therapy technology include:

     - Safety. Our AAV vectors are based on a virus that has never been associated with a human disease of any kind. Over the past eight years, both our internal work and that of others in the scientific community have confirmed in animals that AAV vectors are safe for gene therapy applications.

     - Efficient delivery of genes to cells. AAV by nature is very efficient at getting into cells. Consequently, our AAV vectors are very effective at delivering genes to cells. Once in the cell, genes delivered by AAV vectors in animal models have produced large amounts of protein on a continuous basis, often for months or even years from a single administration.

     - AAV vectors can deliver many different genes. The vast majority of genes fit into AAV vectors and have been successfully delivered to a wide range of cell types. Consequently, AAV vectors have the potential to treat many diseases including hemophilia, Gaucher disease, inherited emphysema, beta-Thalassemia, Parkinson's and other neurological diseases, cardiovascular disease and cancer.

     - Simple to administer. We intend to administer our AAV vector-based products on an outpatient basis. For example, our Coagulin-B product for the treatment of hemophilia is being delivered to patients in the ongoing Phase I clinical trial with dose escalations by injection in the thigh muscle of the patient.

     - Stability. Unlike other viruses, AAV is stable under a wide range of conditions. This allows our AAV vectors to be handled like normal pharmaceutical products, lending themselves to traditional shipping and storing procedures.

OUR PRODUCTS

     We are applying our AAV vector gene therapy technology initially to develop products to address the following five genetic diseases: Hemophilia A, Hemophilia B, Gaucher disease, Parkinson's disease and b-thalassemia. Industry analysts estimate that current sales of protein therapeutics to treat these diseases exceed $2 billion annually in the United States alone.

     Our initial product candidate is Coagulin-B for the treatment of Hemophilia
B. Hemophilia B is a blood clotting disorder characterized by the reduction or absence of a protein called factor IX. Hemophilia B is a genetic disease that primarily affects males. Hemophilia B affects approximately one in every 30,000 males, afflicting an estimated 10,000 - 15,000 individuals in developed countries worldwide. We believe the cost of treating Hemophilia B patients in the United States is over $400 million per year.

     In our preclinical studies, we treated five dogs suffering from Hemophilia
B. Following a single administration into the muscle, our AAV vector containing the gene for factor IX demonstrated that it could produce sustained levels of factor IX protein in the dogs for over a year with a corresponding improvement in blood clotting. In the dogs receiving the greatest quantities of our AAV vector, the levels were above 1% of normal level, a level that is known to be beneficial to humans. These data provided strong support for the feasibility of using the same approach to treat hemophilia patients and formed the basis for FDA approval to begin clinical trials in humans.


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

     On June 2, 1999, we began treating human subjects with this first product candidate, Coagulin-B, in a Phase I clinical trial with dose escalations. The design and goal of this initial trial is primarily to address the safety of the product in humans. To assess the safety of the product, a total of nine patients will have Coagulin-B injected into their thigh muscles. The clinical trials are being carried out at The Children's Hospital of Philadelphia and Stanford University Medical Center. The nine patients are divided into three groups. The trial design provides that the first three patients receive the lowest dose of AAV vector, the next three patients receive an intermediate dose and the final three patients receive the highest dose. The dose range was selected based on the preclinical studies with the objective of reaching factor IX levels above 1% at the highest dose.

OUR BUSINESS STRATEGY

     We are committed to being a leader in the development of gene-based products through the application of our proprietary AAV vector gene delivery technology. To achieve this goal, we are pursuing a focused strategy that includes:

     - Reducing Drug Development Risk By Pursuing Genetic Diseases With Well-Defined Gene Function. We focus our drug discovery activities and expenditures on applications of our AAV vector technology to develop drug candidates that address genetic diseases that are well understood.

     - Retaining Development And Commercialization Rights For Our Products In The United States. Our strategy is to retain all rights to our products and directly market them to patients and physicians in the United States with a small, specialized sales force.

     - Ensuring That We Have The Intellectual Property Needed To Freely Develop Our Products And Protect Our Market. We aggressively pursue patents and licenses to cover all of the technology we develop or use.

     Avigen was incorporated in October 1992. Our principal executive offices are located at 1201 Harbor Bay Parkway, Suite 1000, Alameda, California 94502, and our telephone number is (510) 748-7150. Our Web site address is on the world wide web at "Avigen.com." We do not incorporate by reference into this prospectus the information on our Web site, and you should not consider it as part of this prospectus.


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

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in our securities.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes. We expect from time to time to evaluate the acquisition of products, businesses and technologies for which a portion of the net proceeds may be used. Currently, however, we do not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used.

                        GENERAL DESCRIPTION OF SECURITIES

     We may offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or as units consisting of one or more securities. The aggregate offering price of securities offered by us under this prospectus will not exceed $120,000,000. If securities are offered as units, the terms of the units will be set forth in a prospectus supplement. Certain of the securities to be offered hereby involve a high degree of risk. Such risks will be set forth in the prospectus supplement relating to such security.

DESCRIPTION OF PREFERRED STOCK

     GENERAL

     Our Amended and Restated Certificate of Incorporation authorizes the board of directors of Avigen, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our restated certificate to increase the number of authorized shares of preferred stock. Any amendment like this would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock or any series thereof unless a vote of any such holder is required pursuant to the restated certificate or certificates of designations establishing a series of preferred stock. As of the date of this prospectus, we have no shares of preferred stock outstanding.

     The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     - the title and liquidation preference per share of the preferred stock and the number of shares offered;

     -    the purchase price of the preferred stock;

     - the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

     -    any redemption or sinking fund provisions of the preferred stock;

     -    any conversion provisions of the preferred stock;

     -    the voting rights, if any, of the preferred stock; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

     If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to our restated certificate establishing a particular series of preferred stock, which will be filed with the Secretary of State of Delaware and the SEC in connection with the offering of the preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable.



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


     DIVIDEND RIGHTS

     The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on the common stock shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by the board of directors of Avigen. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

     RIGHTS UPON LIQUIDATION

     The preferred stock will be preferred over the common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment unless otherwise specified in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets and funds legally available for distribution to the preferred stock shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

     REDEMPTION

     All shares of any series of preferred stock will be redeemable only to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

     VOTING RIGHTS

     Except as indicated in the prospectus supplement, the holders of preferred stock shall have no voting power whatsoever except as provided by law.

DESCRIPTION OF COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 30,000,000 shares of common stock of which 5,000,000 shares are reserved solely for the purpose of effecting the conversion of the preferred stock. As of September 22, 2000, there were 17,058,296 shares of the Company's Common Stock outstanding. In addition, at the same date, 2,400,134 shares were issuable upon exercise of options and rights outstanding under the Company's stock option and stock purchase plans and 5,838,093 shares remained available for future grants under these plans (assuming proposals we have submitted to our stockholders are approved), and 1,598,730 shares of the Company's Common Stock were reserved for issuance upon exercise of outstanding warrants.

     DIVIDENDS

     The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Avigen, out of funds legally available for their payment.

     VOTING RIGHTS

     The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

     RIGHTS UPON LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

     MISCELLANEOUS

     The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

     The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

- the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

- the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

- the date on which the right to exercise the warrants will commence and the date on which the right will expire;

-    United States Federal income tax consequences applicable to the warrants;
     and

-    any other terms of the warrants.

     Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

     Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters, agents or dealers or directly to purchasers. A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying


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

prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

     We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named, and any commissions payable by us to an agent will be set forth, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are used in any of the sales of securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

                                  LEGAL MATTERS

     The validity of any securities offered by this prospectus or any supplement will be passed upon for Avigen by Cooley Godward LLP, Palo Alto, California.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual report on form 10-K for the year ended June 30, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN GET MORE INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance with its requirements file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or the "Commission." These reports, proxy statements and other information may be inspected, and copies of these materials may be obtained upon payment of the prescribed fees, at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, Suite 1300, N.W., Washington D.C. 20549, as well as at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain more information on the operation of the Commission's Public Reference Section by calling the Commission at (800) SEC-0330. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, DC 20006.

     We are also required to file electronic versions of these materials with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and the schedules thereto. For further information with respect to us and our securities, you should read the Registration Statement, including its exhibits and schedules, and any related prospectus supplement to this prospectus filed with the Commission regarding those securities. Statements contained in this prospectus and any related prospectus supplement, including documents incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the corresponding exhibit. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Commission's Public Reference Section, as well as at the Commission's Regional Offices in New York 10048 and Chicago, at the addresses listed above. Copies of these materials can be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees or via the EDGAR database.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

- Annual Report on Form 10-K for the year ended June 30, 2000, filed September 27, 2000; and

- The description of the common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 22, 1996 under the Securities Exchange Act of 1934.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                       1201 Harbor Bay Parkway, Suite 1000
                                Alameda, CA 94502
                                 (510) 748-7150

or e-mailing us on the world wide web at "Avigen.com."

     This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the Registration Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than the placement agent fees, underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except for the registration fee and the NASD filing fee.

Registration fee........................................................$ 31,680
Printing and engraving expenses.........................................$ 20,000
Legal fees and expenses.................................................$ 20,000
Accounting fees and expenses............................................$ 20,000
Miscellaneous...........................................................  $8,320

Total...................................................................$100,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Registrant's Restated Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Registrant's Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

     The Registrant has entered into indemnification agreements with each director which provides indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER               EXHIBIT TITLE
-------              -------------
1.1      Form(s) of Underwriting Agreement(s).+

4.1      Form of Warrant.+

4.2      Form of Warrant Agreement.+

5.1      Opinion of Cooley Godward LLP+

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1).+

24.1     Power of Attorney of certain directors and officers of the registrant
         (contained on Page II-4).

+ To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K (with respect to Exhibit 12.1 only in the case of the issuance of debt securities).

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of periodic report pursuant to Section 13 or 15(d) of the Securities Exchange Act of1934, as amended (the "Exchange Act") containing information required to be included in a post-effective amendment that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contained a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California on October 10, 2000.

                                       AVIGEN, INC.

                                       BY: /s/ John Monahan
                                           ----------------------------
                                           John Monahan
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Monahan, Ph.D. and Thomas J. Paulson, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                    TITLE                                DATE
           ---------                                    -----                                ----
/s/ John Monahan                           Chief Executive Officer and President           October 10, 2000
------------------------------             (Principal Executive Officer)
John Monahan

/s/  Thomas J. Paulson                     Chief Financial Officer (Principal              October 10, 2000
------------------------------             Financial and Accounting Officer)
Thomas J. Paulson

/s/ Philip J. Whitcome                     Director                                        October 10, 2000
------------------------------
Philip J. Whitcome

/s/ Zola Horovitz                          Director                                        October 10, 2000
------------------------------
Zola Horovitz

/s/ Yuichi Iwaki                           Director                                        October 10, 2000
------------------------------
Yichi Iwaki

/s/ John K. A. Prendergast                 Director                                        October 10, 2000
------------------------------
John K.A. Prendergast

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER               EXHIBIT TITLE
-------              -------------
1.1      Form(s) of Underwriting Agreement(s).+

4.1      Form of Warrant.+

4.2      Form of Warrant Agreement.+

5.1      Opinion of Cooley Godward LLP+

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1).+

24.1     Power of Attorney of certain directors and officers of the registrant
         (contained on Page II-4).

+ To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K (with respect to Exhibit 12.1 only in the case of the issuance of debt securities).